UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2021

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 27, 2021, Tetra Tech, Inc. (“Tetra Tech”) reported its results of operations for its first fiscal quarter ended December 27, 2020. A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information contained in Item 2.02, and in the accompanying exhibit, shall not be incorporated by reference into any filing of Tetra Tech under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly incorporated by specific reference into such filing. The information in Item 2.02 of this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.	Other Events.

On January 27, 2021, Tetra Tech announced that its Board of Directors has declared a $0.17 per share quarterly cash dividend. The dividend is payable on February 26, 2021 to stockholders of record as of the close of business on February 10, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release, dated January 27, 2021, reporting the results of operations for Tetra Tech’s first fiscal quarter ended December 27, 2020, and the declaration of a $0.17 per share quarterly cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tetra Tech has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: January 27, 2021	By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

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